Exhibit 32(a)


              CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                 PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO
            SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the IGENE Biotechnology, Inc. (the "Company") Quarterly Report on Form 10-QSB for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen F. Hiu, President of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

          (1).  The  Report  fully complies with the requirements  of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: February 15, 2006                 By:  /s/ STEPHEN F. HIU
                                             ______________________
                                                 STEPHEN F. HIU
                                                 President


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.